UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 18, 2006

EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271

(Commission File Number)	(IRS Employer Identification No.
1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (305) 947-1664
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry Into a Material Definitive Agreement.
     On August 18, 2006, Equity One, Inc., a Maryland corporation (“Equity One” or the “Company”), certain of the Company’s subsidiaries (the “Guarantors”) and SunTrust Bank, as trustee, entered into a supplemental indenture (“Supplemental Indenture No. 10”) to the indenture dated as of September 9, 1998 among the Company, SunTrust Bank, as trustee, and each of the guarantors set forth therein. On August 18, 2006, pursuant to Supplemental Indenture No. 10, the Company issued $125 million of 6.25% senior unsecured notes due 2017 (the “Notes”) in an underwritten public offering (the “Public Offering”). The Notes are guaranteed by the Guarantors and are registered under the Securities Act of 1933, as amended, pursuant to Equity One’s shelf registration statement on Form S-3 (Registration Nos. 333-132227).
     The foregoing description of Supplemental Indenture No. 10 does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
     The description of the Notes is hereby incorporated by reference from Item 1.01 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
4.1	Supplemental Indenture No. 10 dated as of August 18, 2006 among Equity One, the guarantors named therein, and SunTrust Bank.

5.1	Opinion of Venable LLP.

5.2	Opinion of Greenberg Traurig, P.A. and LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Greenberg Traurig, P.A. and LLP (included in Exhibit 5.2 hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.
Date: August 22, 2006	By:	/s/Chaim Katzman
Chaim Katzman
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
4.1	Supplemental Indenture No. 10 dated as of August 18, 2006 among Equity One, the guarantors named therein, and SunTrust Bank.

5.1	Opinion of Venable LLP.

5.2	Opinion of Greenberg Traurig, P.A. and LLP.

4